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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into as of the 8th day of August, 2003, by and between LITTELFUSE, INC., a Delaware corporation (hereinafter referred to as the "Company"), and HOWARD B. WITT (hereinafter referred to as the "Executive");

                              W I T N E S S E T H:

         WHEREAS, the Company desires to retain the services of the Executive in the capacities herein set forth and the Executive desires to be employed by the Company in such capacities;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

         1. Employment. The Company hereby employs the Executive and the Executive hereby accepts employment with the Company upon the terms and conditions hereinafter set forth.

         2. Term. Subject to the provisions for earlier termination hereinafter set forth, the term of employment hereunder shall commence on the date hereof and end on December 31, 2004 (hereinafter said period is referred to as the "Employment Period").

         3. Compensation. The Company agrees to provide the Executive with the following compensation for all services rendered by the Executive under this
Agreement:

                  3.1. Salary. During the Employment Period, the Company shall pay to the Executive an annual salary of no less than Five Hundred Thirty Thousand Dollars ($530,000), payable monthly. Commencing with calendar year 2004, the Board of Directors of the Company (or the Compensation Committee of the Board of Directors of the Company) shall review the compensation payable to the Executive at least once each calendar year during the Employment Period.

                  3.2. Bonus. During the Employment Period, the Company shall pay to the Executive such bonuses as the Board of Directors of the Company may from time to time determine based upon the evaluation of the Executive's performance by the Board of Directors of the Company.

                  3.3 Executive Loans. The maturity of any loans made by the Company to the Executive under the Littelfuse Executive Loan Program shall remain unchanged and continue to be December 31, 2004, unless the employment of the Executive by the Company under this Agreement is terminated prior to December 31, 2003, in which event the maturity date of such loans shall be (i) the first anniversary of such termination unless

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         such termination was by the Company for Cause or by the Executive without Good Reason or (ii) the date of such termination if such termination was by the Company for Cause or by the Executive without Good Reason. The Company and the Executive acknowledge that neither this Section 3.3 nor any other provision of this Agreement is intended in any way whatsoever to modify or amend the maturity or other terms of any such loans and this Section 3.3 as well as the other provisions of this Agreement are intended to comply in all respects with Section 402 of the Sarbanes-Oxley Act of 2002.

                  3.4. Other Benefits. To the extent that the Executive is otherwise eligible to participate therein, during the Employment Period the Executive shall be entitled to participate in and receive the benefits of any and all stock option, pension, retirement, vacation, profit sharing, health, disability, insurance and other benefit plans, programs and policies, if any, which may be maintained by the Company from time to time during the term hereof, including, without limitation, any supplemental executive retirement plan and executive loan program.

         4. Duties. The Executive shall, subject to election and removal by the Board of Directors of the Company in its sole discretion, serve as Chairman, President and Chief Executive Officer of the Company. As such, the Executive's duties and responsibilities shall include, but shall not be limited to:

                  (i) Primary responsibility for the day-to-day management of the Company;

                  (ii) Primary responsibility for ensuring that all orders and resolutions of the Board of Directors of the Company are implemented;

                  (iii) Primary responsibility for reporting to the Board of Directors of the Company respecting the activities of the Company; and

                  (iv) Primary responsibility for supervising the executive management of the Company.

The Executive shall also be responsible for the performance of such other duties and responsibilities as may be prescribed from time to time by the Board of Directors of the Company.

         5. Extent of Service. During the Employment Period, the Executive agrees to devote reasonable attention and time to the business and affairs of the Company and its subsidiaries and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such

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activities have been conducted by the Executive prior to the date hereof, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) during the Employment Period shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

         6. Working Facilities. The Executive shall be furnished with office space, furnishings, secretarial assistance and such other facilities and services as the Board of Directors of the Company shall decide are reasonably necessary for the performance of the Executive's duties. The Company agrees that the Executive shall not be required to relocate to an office further than 20 miles from the Company's Des Plaines, Illinois facility without the Executive's prior written consent.

         7. Expenses. The Company will reimburse the Executive for such reasonable business expenses which are incurred by the Executive in promoting the business of the Company and its subsidiaries upon the presentation by the Executive from time to time (and at least monthly) of an itemized account of such expenditures containing such detail as may be required by the Board of Directors of the Company.

          8.      Termination of Employment.

                  8.1. Disability. If the Board of Directors of the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), the Board of Directors of the Company may give written notice to the Executive of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after delivery of such notice to the Executive (the "Disability Effective Date"), provided that, within the 30 days after such delivery, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive's legal representative.

                  8.2. Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                           (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board of Directors of the Company which specifically identifies the manner in which the Board of Directors of the Company believes that the Executive has not substantially performed the Executive's duties and such failure is not cured within sixty (60) calendar days after receipt of such written demand; or

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                           (ii)     the willful engaging by the Executive in
                  illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

         For purposes of this provision, any act or failure to act on the part of the Executive in violation or contravention of any order, resolution or directive of the Board of Directors of the Company shall be considered "willful" unless such order, resolution or directive is illegal or in violation of the certificate of incorporation or by-laws of the Company; provided, however, that no other act or failure to act on the part of the Executive shall be considered "willful," unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Company at a meeting of the Board of Directors of the Company called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board of Directors of the Company), finding that, in the good faith opinion of the Board of Directors of the Company, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

                  8.3. Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                           (i) the Executive is not elected, or is removed, as the Chairman, President or Chief Executive Officer of the Company;

                           (ii) the assignment by the Board of Directors of the Company to the Executive of any duties inconsistent in any respect with the Executive's position, authority, duties or responsibilities as contemplated by Section 4 hereof, or any other action by the Board of Directors of the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Board of Directors of the Company promptly after receipt of notice thereof given by the Executive;

                           (iii) any failure by the Company to comply with any of the provisions of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

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                           (iv)     any purported termination by the Board of
                  Directors of the Company of the Executive's employment otherwise than as expressly permitted by this Agreement.

                  8.4. Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12.8 hereof. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  8.5. Date of Termination. As used in this Agreement, "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of delivery of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

         9.       Obligations of the Company upon Termination.

                  9.1. Good Reason; Other Than for Cause. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate his employment for Good Reason, such termination shall constitute a breach of contract by the Company and during the period commencing on the date of such termination and ending on December 31, 2004, the Company shall, subject to the provisions of Section 9.2 hereof: (i) continue to pay the Executive the salary provided in
         Section 3.1 hereof, payable monthly, at the same annual level as was payable to the Executive immediately prior to such termination; (ii) continue to provide the Employee with all of the benefits described in
         Section 3.3 hereof at the same levels as were provided to the Executive prior to such termination (except that no further stock options shall be granted); (iii) pay to the Executive a bonus on each anniversary of the date the most recent bonus was paid to the Executive prior to such termination in an amount equal to the average amount of the bonuses paid to the Executive in the three calendar years preceding the calendar year wherein such termination occurs; (iv) continue to make contributions on behalf of the Executive to all

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         pension, retirement, supplemental executive retirement and other plans and programs maintained by the Company and in which the Executive participated prior to such termination equal to the amount of the largest contribution with respect to each such plan or program which the Company contributed on behalf of the Executive during any of the three calendar years preceding the calendar year wherein such termination occurs; (v) amend any documents which govern any unexercised stock options which were held by the Executive immediately prior to such termination to provide that all such unexercised stock options, to the extent not then exercisable, shall become immediately exercisable and not forfeited as a result of such termination, and that all such unexercised stock options shall continue to be exercisable by the Executive during the period of time from the date of such termination to and including the earlier to occur of the respective dates on which such stock options terminate in accordance with the terms of their grant or the third anniversary of such termination; (vi) pay to the Executive on January 1, 2005, and on the first day of the succeeding twenty-three (23) months an amount equal to one-half of his monthly salary which was payable to him during the month immediately preceding the date of such termination in lieu of the compensation which would otherwise have been paid to the Executive pursuant to the Consulting Agreement described in Section 14.1 hereof; and (vii) be liable to the Executive for any and all other damages sustained by the Executive as a result of any such breach of contract.

                  9.2. Mitigation of Damages. If the Executive's employment is terminated pursuant to Section 9.1 hereof, the Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

                  9.3. Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations by the Company to the Executive's legal representatives under this Agreement other than for payment of the compensation set forth under Section 3 hereof accrued up to the date of the Executive's death.

                  9.4. Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations by the Company to the Executive under this Agreement other than for payment of the compensation set forth in Section 3 hereof accrued up to the Date of Termination.

                  9.5. Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations of the Company to the Executive under this Agreement other than the payment of the compensation set forth in Section 3 hereof accrued up to the Date of Termination. If the Executive voluntarily terminates his employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations of the Company to the Executive under this

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         Agreement other than the payment of the compensation set forth in
         Section 3 hereof accrued up to the Date of Termination.

         10. Nonexclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement, except as explicitly modified by this Agreement.

         11.      Restrictive Covenants.

                  11.1. During the period that the Executive is employed by the Company and, unless the Executive terminates his employment for Good Reason or the Company terminates his employment other than for Cause, for a period of two (2) years after the Date of Termination (hereinafter said two-year period is referred to as the "Restrictive Period"), the Executive agrees that the Executive will not (i) own or have any interest, directly or indirectly, in, or act as an officer, director, employee, consultant, agent or representative of, or assist in any way or in any capacity, any Competitor (as such term is hereinafter defined); or (ii) directly or indirectly entice, induce or in any manner influence any person who is, or shall be, in the service of the Company or any of its Affiliates (as such term is hereinafter defined) to leave such service for the purpose of owning or having any interest, directly or indirectly, in, or being employed by or associated with any Competitor. Notwithstanding the foregoing, the Executive may beneficially own up to one percent (1%) of any publicly traded equity securities of any entity which competes with the Company or any of its Affiliates provided such ownership is for investment purposes only. As used in this Section 11, the term "Competitor" shall include any corporation, partnership, sole proprietorship, joint venture, limited liability company, association or other business organization (x) that offers at any time during the Restrictive Period any product or product category offered at any time during the Restrictive Period by the Company and which product or product category of the Company exceeds 10% of the gross revenues or 10% of the pre-tax earnings of the Company on a consolidated basis during the most recent fiscal year of the Company ending prior to the Date of Termination or during any other fiscal year of the Company ending during the Restrictive Period, and (y) that conducts business in any location within the United States of America. As used in this Section 11, the term "Affiliates" shall include any entity in which the Company, or any entity which owns, directly or indirectly, a majority ownership interest in the Company, owns, directly or indirectly, at least a majority interest.

                  11.2. The Executive agrees that all customer, supplier and distributor lists, financial data, computer software programs, source codes, plans, contracts, agreements, literature, manuals, catalogs, brochures, books, records, maps, correspondence and other

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         materials furnished to the Executive by the Company, or any of its
         Affiliates, or secured through the efforts of the Executive, relating to the business conducted by the Company or any of its Affiliates, are and shall remain the property of the Company, and/or its Affiliates, and the Executive agrees to deliver all such materials, including all copies thereof, to the Company upon the termination of the Executive's employment hereunder, or at any other time at the Company's request.

                  11.3. The Executive agrees that the Executive will not at any time during or after the Executive's employment with the Company reveal, divulge or make known to any person, firm or corporation any trade secrets or confidential business information relating to the business of the Company or any of its Affiliates, and will retain all such knowledge and information in trust in a fiduciary capacity for the sole benefit of the Company, its Affiliates and their respective successors and assigns.

                  11.4. In the event that any court shall finally hold that the time or territory or any other provision of this Section 11 constitutes an unreasonable restriction against the Executive, the Executive agrees that the provisions hereof shall not be rendered void but shall apply as to such time, territory and other extent as such court may judicially determine or indicate constitutes a reasonable restriction under the circumstances involved. The Company and the Executive each request that any such court which holds that any of the provisions of this Section 11 constitutes an unreasonable restriction against the Executive make a determination of what would constitute a reasonable restriction under the circumstances involved and to reform this Agreement accordingly.

                  11.5. Except as expressly provided in any other written agreement between the Company and the Executive, the provisions of this
         Section 11 shall survive the termination of the term of this Agreement and the termination of the Executive's employment with the Company and shall run to and inure to the benefit of the Company, its Affiliates and their respective successors and assigns.

         12.      General.

                  12.1. This Agreement supersedes all prior agreements and understandings between the Executive and the Company or any of its Affiliates or their respective directors, officers, shareholders, employees, attorneys, agents or representatives, and constitutes the entire Agreement between the parties, respecting the subject matter hereof and there are no representations, warranties or commitments other than those expressed herein.

                  12.2. The Executive represents and warrants to the Company that the Executive is not a party to or bound by, and the employment of the Executive by the Company or the Executive's disclosure of any information to the Company or its utilization of such information will not violate or breach any, employment, retainer, consulting, license, non-competition, non-disclosure, trade secrets or other agreement or understanding between the Executive and any other person, partnership, corporation, joint venture, association or other entity.

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                  12.3.    No modification or amendment of, or waiver under,
         this Agreement shall be valid unless in writing and signed by the Executive and an officer of the Company pursuant to express authority granted by the Board of Directors of the Company.

                  12.4. The Executive agrees to indemnify the Company and its Affiliates against, and to hold the Company and its Affiliates harmless from, any and all claims, lawsuits, losses, damages, expenses, costs and liabilities, including, without limitation, court costs and attorneys' fees, which the Company or any of its Affiliates may sustain as a result of, or in connection with, either directly or indirectly, the Executive's breach or violation of any of the provisions of this Agreement; provided, however, that the Executive shall not be liable to the Company for any lost profits of the Company resulting from any such breaches or violations which are primarily based upon or related to the poor performance of any of the duties of the Executive described in
         Section 4 hereof and which do not involve any intentional misconduct or malfeasance on the part of the Executive.

                  12.5. The Company agrees to indemnify the Executive against, and to hold the Executive harmless from, any and all claims, lawsuits, losses, damages, expenses, costs and liabilities, including, without limitation, court costs and attorneys' fees, which the Executive may sustain as a result of, or in connection with, either directly or indirectly, the Company's breach or violation of any of the provisions of this Agreement.

                  12.6. The Executive hereby agrees that in the event of the violation by the Executive of any of the provisions of this Agreement, the Company will be entitled, if it so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such violation or to enforce the specific performance of this Agreement by the Executive or to enjoin the Executive from engaging in any activity in violation hereof.

                  12.7. The waiver by the Company or the Executive of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.

                  12.8. Each notice, request, demand, approval or other communication which may be or is required to be given under this Agreement shall be in writing and shall be deemed to have been properly given when delivered personally at the address set forth below for the intended party during normal business hours at such address, when sent by facsimile or other electronic transmission to the respective facsimile transmission numbers of the parties set forth below with telephone confirmation of receipt, or when sent by recognized overnight courier or by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           If to the Company:

                           Littelfuse, Inc.
                           800 E. Northwest Highway
                           Des Plaines, Illinois 60016

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                           Attention: The Directors of the Company
                                      (other than the Executive)
                           Facsimile: (847) 824-3865
                           Confirm:   (847) 391-0304

                           If to the Executive:

                           Howard B. Witt
                           93-A Bateman Road
                           Barrington Hills, Illinois 60010
                           Facsimile: _________________
                           Confirm:   (847) 382-5821

         Notices shall be given to such other addressee or address, or both, or by way of such other facsimile transmission number, as a particular party may from time to time designate by written notice to the other party hereto. Each notice, request, demand, approval or other communication which is sent in accordance with this Section shall be deemed delivered, given and received for all purposes of this Agreement as of three business days after the date of deposit thereof for mailing in a duly constituted United States post office or branch thereof, one business day after deposit with a recognized overnight courier service or upon confirmation of receipt of any facsimile transmission. Notice given to a party hereto by any other method shall only be deemed to be delivered, given and received when actually received in writing by such party.

                  12.9. The Company agrees to reimburse the Executive for up to $15,000 for any reasonable attorneys' fees or other expenses incurred by the Executive in connection with the negotiation, preparation and review of this Agreement.

                  12.10. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive and their respective heirs, personal representatives, successors and assigns.

                  12.11. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

                  12.12. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same agreement.

         13. Retirement. Unless (i) the Employment Period is extended pursuant to the mutual agreement of the Company and the Executive or (ii) the Company and the Executive enter into a new employment agreement having an employment term beyond December 31, 2004, if the Executive remains an employee of the Company pursuant to this Agreement up to and including December 31, 2004, then the Executive shall be deemed to have retired as an employee of the Company as of December 31, 2004, and the Executive agrees to resign all of his officer positions with the Company as of December 31, 2004, and, if requested by the Board of Directors of the

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Company, to resign as a director of the Corporation as of December 31, 2004, or such later date as the Board of Directors of the Company may specify.

         14.      Post-Employment Benefits.

                  14.1. Consulting Agreement. Provided the Executive remains as an employee of the Company under this Agreement up to and including December 31, 2004, and provided a Change of Control (as such term is defined in that certain Change of Control Employment Agreement dated of even date herewith between the Company and the Executive) has not occurred on or prior to December 31, 2004, the Company and the Executive agree to enter into a Consulting Agreement in the form which is attached hereto as Exhibit A.

                  14.2. Stock Option, Medical, Life Insurance and Financial Planning Benefits. Provided the employment of the Executive with the Company is not terminated by the Company for Cause or by the Executive without Good Reason prior to January 1, 2005, upon any other termination of the employment of the Executive with the Company: (i) the Company shall amend any documents which govern any unexercised stock options which were held by the Executive immediately prior to any such other termination of employment to provide that all such unexercised stock options, to the extent not then exercisable, shall become immediately exercisable and not forfeited as a result of such termination of employment, and that all such unexercised stock options shall continue to be exercisable by the Executive during the period of time from the date of such termination of employment to and including the earlier to occur of the respective dates on which such stock options terminate in accordance with the terms of their grant or the third anniversary of any such termination of employment; and (ii) during the ten-year period following the date of any such other termination of employment, the Company shall provide the Executive and his spouse with substantially the same medical, life insurance, and tax and financial planning services benefits which were being provided by the Company to the Executive and his spouse immediately prior to such termination of employment.

                  14.3. Common Stock Transactions. The Company agrees to consider (but shall not be obligated to accept) any reasonable proposals made by the Executive to (i) repurchase some or all of the shares of common stock of the Company owned by the Executive or (ii) subject to compliance with applicable law, allow the Executive to repay with shares of the common stock of the Company, in whole or in part, any outstanding loans made by the Company to the Executive under the Littelfuse Executive Loan Program.

         15. Replacement of Existing Employment Agreement. This Agreement replaces and supercedes that certain Employment Agreement dated as of November 2, 2001, by and between the Company and the Executive.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.

LITTELFUSE, INC.                                             EXECUTIVE:

By  Kenneth R. Audino                                  /s/ Howard B. Witt
    --------------------------                         -------------------------
Its Vice President, O/D & TQM                              Howard B. Witt

                                    EXHIBIT A

                              CONSULTING AGREEMENT

         THIS AGREEMENT is made and entered into as of the 1st day of January, 2005, by and between LITTELFUSE, INC., a Delaware corporation (the "Company"), and HOWARD B. WITT (the "Consultant");

                              W I T N E S S E T H:

         WHEREAS, the Company wishes to retain the services of the Consultant in connection with its business, all upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto hereby agree as follows:

         1. Consulting Period. The Company agrees to retain the consulting services of the Consultant, and the Consultant agrees to render such consulting services to the Company, subject to the terms and conditions of this Agreement, for the period beginning January 1, 2005, and ending on December 31, 2006 (the "Consulting Period").

         2. Consulting Services. During the Consulting Period, the Consultant agrees to provide such consulting services as may be reasonably requested by the President or the Board of Directors of the Company from time to time, but in no event shall the Consultant be required to work more than 40 hours during any calendar month.

         3. Compensation. During the Consulting Period, the Company agrees to pay the Consultant monthly an amount equal to one-half of the monthly salary payable by the Company to the Consultant during his last month of full-time employment with the Company as compensation for any consulting services rendered by the Consultant hereunder.

         4. Serving as a Director. During the Consulting Period, the Consultant agrees, if requested by the Board of Directors of the Company and elected by the stockholders of the Company, to serve as a director of the Company. If the Consultant is elected as a director of the Company, in addition to the compensation provided for in Section 3 hereof, the Consultant will be paid for his services as a director the compensation paid to the other non-employee directors of the Company for their services as directors of the Company

         5.       Termination.

         5.1. The Company may terminate this Agreement at any time during the Consulting Period upon written notice to the Consultant in the event that the Consultant (i) willfully and continually fails to perform the consulting services provided for in this Agreement (other than any such failure resulting from incapacity due to physical or mental illness) and such failure is not cured within twenty days to the reasonable satisfaction of the Board of Directors of the Company; (ii) refuses to serve as a director of the Company if requested to do so by the Board of Directors of the

Company; or (iii) engages in any illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

         5.2.     In the event the Company terminates this Agreement pursuant to
Section 5.1 hereof: (i) the Company shall pay to the Consultant the compensation provided for in Section 3 hereof accrued up to the date of such termination and shall have no further obligation to pay the Consultant any other compensation under this Agreement for consulting services with respect to any period before or after the date of such termination; and (ii) if requested by the Board of Directors of the Company, the Consultant will resign as a director of the Company.

         6. Working Facilities. During the Consulting Period, the Consultant shall be furnished with office space, furnishings, secretarial assistance and such other facilities and services as the President or the Board of Directors of the Company shall decide are reasonably necessary for the performance of the Consultant's consultant services hereunder; provided, however, that the Company agrees that, so long as Mary Muchoney is reasonably available for this purpose, the Consultant shall be afforded the part-time administrative and secretarial services of Mary Muchoney during the Consulting Period.

         7. Expenses. During the Consulting Period, the Company will reimburse the Consultant for such reasonable business expenses which are incurred by the Consultant in performing his duties hereunder upon the presentation by the Consultant from time to time (and at least monthly) of an itemized account of such expenditures containing such detail as may be reasonably required by the President or the Board of Directors of the Company.

         8. Independent Contractor. The Consultant shall be and remain an independent contractor during the Consulting Period and shall not be deemed to be an employee of the Company for any purpose whatsoever and shall not have, nor shall the Consultant hold the Consultant out as having, any right, power or authority to create any contract or obligation, either express or implied, on behalf of, in the name, or binding upon the Company, unless the Company shall consent thereto in writing.

         9. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

         10. Notices. Each notice, request, demand, approval or other communication which may be or is required to be given under this Agreement shall be in writing and shall be deemed to have been properly given when delivered personally at the address set forth below for the intended party during normal business hours at such address, when sent by facsimile transmission to the respective facsimile transmission numbers of the parties set forth below with telephone confirmation of receipt, or when sent by recognized overnight courier or by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Company:

                  Littelfuse, Inc.
                  800 E. Northwest Highway
                  Des Plaines, Illinois 60016
                  Attention: President
                  Facsimile: (847) 824-3865
                  Confirm:   (847) 391-0304

                  If to the Consultant:

                  Howard B. Witt
                  93-A Bateman Road
                  Barrington Hills, Illinois 60010
                  Facsimile: _________________
                  Confirm:   (847) 382-5821

Notices shall be given to such other addressee or address, or both, or by way of such other facsimile transmission number, as a particular party may from time to time designate by written notice to the other parties hereto. Each notice, request, demand, approval or other communication which is sent in accordance with this Section shall be deemed delivered, given and received for all purposes of this Agreement as of two business days after the date of deposit thereof for mailing in a duly constituted United States post office or branch thereof, one business day after deposit with a recognized overnight courier service or upon confirmation of receipt of any facsimile transmission. Notice given to a party hereto by any other method shall only be deemed to be delivered, given and received when actually received in writing by such party.

         11. Retirement. The Company and the Consultant agree that the Consultant shall be deemed to have retired as an employee of the Company for all purposes on the day preceding the date of this Agreement.

         12. Indemnification. Each party hereto agrees to indemnify the other party hereto against, and to hold it or him harmless from, any and all claims, lawsuits, losses, damages, expenses, costs and liabilities, including, without limitation, court costs and attorneys' fees, which the other party may sustain as a result of, or in connection with, either directly or indirectly, the other party's breach or violation of any of the provisions of this Agreement.

         13. Entire Agreement. This Agreement supersedes all prior agreements and understandings of, and constitutes the entire agreement between, the parties hereto with respect to the subject matter hereof and no modification or amendment of, or waiver under, this Agreement shall be valid unless in writing and signed by the Consultant and an officer of the Company pursuant to express authority granted by the Board of Directors of the Company.

         14. Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the day and year first above written.

LITTELFUSE, INC.

By  Kenneth R. Audino                                         /s/ Howard B. Witt
    ----------------------------                              ------------------
Its Vice President, O/D & TQM                                 Howard B. Witt